2050 MOTORS, INC.

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

2050 MOTORS, INC.

AND

THE INVESTOR

EFFECTIVE AS OF AUGUST 26, 2019

SECURITIES PURCHASE AGREEMENT

Series B Preferred Stock

Securities Purchase Agreement (this “Agreement”), effective as of August 26, 2019, is entered into by and among 2050 Motors, Inc., a California corporation (the “Company”), and Vikram Grover (the “Investor”). Certain capitalized terms used in this Agreement are defined in Section 7.1 of this Agreement.

RECITALS

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, newly-authorized 1% Series B Cumulative Convertible Preferred Stock, $.0001 par value per share, of the Company (the “Series B Preferred Stock”) upon the terms and conditions set forth herein (the “Investment Transaction”); and

WHEREAS, the Company has required as a condition and an inducement to its willingness to enter into this Agreement and to consummate the Investment Transaction, that the Company and the Investors shall enter into a Stockholders’ Agreement with industry standard definitions, protections, and stockholder rights and protections (the “Stockholders Agreement”).

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements contained in this Agreement and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Authorization and Sale of Acquired Shares.

1.1 Authorization. The Company shall adopt and file with the Secretary of State of the State of California as soon as practicable an amended Certificate of Determination disclosing the issuance of Series B Preferred shares to the Investor (the “Amended Certificate”).

1.2 Purchase and Sale. On the basis of the representations, warranties, and agreements contained in this Agreement, and subject to the terms and conditions of this Agreement, the Investor[s] shall purchase from the Company, and the Company shall sell, issue, and deliver to the Investor 125,000 shares of the Series B Preferred Stock (such shares of Series B Preferred Stock issued to the Investor, the “Acquired Shares”), representing 125,000 of the outstanding shares of Series B Preferred Stock, at a purchase price of $0.20 per share (“Per Share Price”), or an aggregate of $25,000 (“Aggregate Purchase Price”), payable by the Investor as set forth in Section 1.3 hereof.

1.3 Payment of Purchase Price. At the Closing, the Investor shall pay the Aggregate Purchase Price to the Company $25,000.00.

1.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Acquired Shares for strategic investments, mergers and acquisitions, and general corporate purposes.

1.5 The Closing. The closing of the purchase and sale of the Acquired Shares (“Closing”) shall take place at 5:00 a.m., on August 26, 2019.

1.6 Deliveries at Closing. At the Closing or as soon as practicable after the Secretary of State of California approves the Company’s Certificate of Determination for its newly-created Series B Preferred Shares, (a) the Company shall deliver to the Investor a certificate or certificates representing the number of Acquired Shares being purchased by the Investor at the Closing, registered in the name of the Investor, and (b) the Investor shall pay to the Company the $50,000.00 of accrued compensation in the manner set forth in Section 1.3 hereof.

Section 2. Representations and Warranties of the Company. Except as set forth in any required disclosure schedules, dated as of the date of this Agreement and attached hereto, that have been delivered by the Company to the Investor prior to the execution and delivery of this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to part of the representations and warranties made hereunder (the Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in Section 2, and each such exception set forth in the Disclosure Schedule however shall not be deemed a disclosure or an exception with respect to any other section or sections of this Agreement unless reliance of such items to such other section or sections is specifically referenced to each applicable item in the Disclosure Schedule), the Company hereby represents and warrants to the Investor as follows:

2.1 Organization, Standing, and Power. The Company is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of California and has the requisite corporate power and authority to own, lease, operate and otherwise hold its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a corporation and is in good standing in each jurisdiction in which the character or location of the property owned, leased, operated, or held by it or the nature of the business transacted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

2.2 Authority; Due Execution. The Company has all the requisite corporate power and authority to execute and deliver, and to perform its obligations hereunder and to consummate the Investment Transaction contemplated by, this Agreement. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Investment Transaction, have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by the Investor, each will constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratoriums, or similar Laws affecting creditors’ rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought, or (iii) applicable federal and state securities Laws with respect to indemnification provisions contained in the Stockholders Agreement and Registration Rights Agreement (the “Bankruptcy and Equity Exceptions”).

2

2.3 No Conflict or Required Approvals.

(a) Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the consummation by the Company of Investment Transaction contemplated hereby, or compliance with any of the terms or provisions herein by the Company will: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws, of the Company, assuming the filing of the Amended Certificate of Determination in relation to the consummation of the Investment Transaction, (ii) conflict with, violate, or constitute or result in a material breach of any term, condition, or provision of, or constitute a default (with or without due notice or lapse of time or both) under, or give rise to any right of termination, modification, cancellation, or acceleration of any obligation or the loss of any material benefit under, or require a Consent pursuant to any of the terms, provisions, or conditions of any material loan or credit agreement, note, mortgage, indenture, deed of trust, lease, sublease, license, sublicense, agreement, Permit, concession, franchise, security interest, instrument of indebtedness, plan or other instrument, purchase order, or other agreement or Contract to which the Company or any of the Company’s Subsidiaries is a party or by which they are bound or to which their properties or assets are subject, (iii) result in the imposition of any Lien upon any properties or assets of the Company, or any of the Company Subsidiaries or in the suspension, revocation, forfeiture or nonrenewal of any material Permit or license applicable to the Company or any of the Company’s Subsidiaries, or (iv) conflict with or violate any judgment, order, writ, injunction, decree of any court, governmental, regulatory or administrative agency, commission, authority, instrumentality, or other public body, domestic or foreign (a “Governmental Entity”), or material Law applicable to the Company, or any of the Company Subsidiaries, or any of their respective assets or properties; except in the case of clauses (ii), (iii), or (iv) of this Section 2.3(a), as would not have a Material Adverse Effect on the Company or its ability to consummate and perform the terms of this Agreement.

(b) Assuming the accuracy of the representations made by the Investor in Section 3 of this Agreement, no notice to, registration, qualification, designation, declaration of, or filing by the Company with, or the Consent or Permit of, or any action by any Governmental Entity or any other Person is required on the part of the Company in connection with the execution and delivery of this Agreement or the other Transaction Documents, or the consummation the Investment Transaction, including, without limitation, the offer, issuance, sale, and delivery of the Acquired Shares, except: (i) the filing of the Amended Certificate of Determination, which shall be filed on closing or as soon as practicable, and (ii) the filings as may be required under applicable provisions of United States federal securities Laws (including, if applicable, pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and as may be required under applicable state securities Laws, each of which will be filed timely within the applicable periods therefor.

3

2.4 Capitalization.

(a) The authorized capital stock of the Company as of the Closing Date, after giving effect to the filing of the Amended Certificate but prior to giving effect to the Investment Transaction contemplated hereby, shall consist of: (i) three billion (3,000,000,000) shares of common stock, par value nil per share (“Common Stock”), of which 1,654,560,305 shares will be issued and outstanding, and no shares shall have been reserved for issuance pursuant to outstanding Options, none of which have been issued under the Equity Incentive Plan, and (ii) ten million (10,000,000) shares of preferred stock (“Preferred Stock”), of which (x) three million (3,000,000) shares have been designated as Series A Preferred Stock, par value $.0001 per share (“Series A Preferred Stock”), three million (3,000,000) of which will be issued and outstanding, and (y) six million (6,000,000) shares have been designated as Series B Preferred Stock, par value $.0001 per share (“Series B Preferred Stock”), 400,000 of which will be issued and outstanding, and (z) one million (1,000,000) shares shall have been designated as Series C Preferred Stock, par value $.0001 per share (“Series C Preferred Stock”), one million (1,000,000) of which will he issued and outstanding. The Company holds no shares of Common Stock or Preferred Stock as treasury shares. The rights, privileges, and preferences of the Series B Preferred Stock are as stated in a Certificate of Determination filed with the Secretary of State of California.

(b) Each share of Series A Preferred Stock is convertible into one (1) share of Common Stock and has fifty (50) votes on corporate matters, and the outstanding shares of Series A Preferred Stock is convertible into an aggregate of three million (3) shares of Common Stock. None of the Series A Preferred Stock issued by the Company has been converted into shares of Common Stock. The Company has reserved no shares of Common Stock for issuance upon conversion of all the outstanding Series A Preferred Stock.

(c) Each share of Series B Preferred Stock is convertible into one thousand (1,000) shares of Common Stock and has one thousand (1,000) votes on corporate matters, and the outstanding shares of Series B Preferred Stock is convertible into an aggregate of no shares of Common Stock. None of the Series B Preferred Stock issued by the Company has been converted into shares of Common Stock. The Company has reserved no shares of Common Stock for issuance upon conversion of all the outstanding Series B Preferred Stock.

(d) Each share of Series C Preferred Stock is convertible into one (1) share of Common Stock and has ten thousand (10,000) votes on corporate matters, and the outstanding shares of Series C Preferred Stock is convertible into an aggregate of one million (1) shares of Common Stock. None of the Series C Preferred Stock issued by the Company has been converted into shares of Common Stock. The Company has reserved no shares of Common Stock for issuance upon conversion of all the outstanding Series C Preferred Stock.

(e) All issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. All the issued and outstanding shares of capital stock of the Company have been offered, sold, and issued by the Company in compliance with all registration or qualification provisions, or exemptions therefrom, under applicable federal securities Laws and the blue sky and securities Laws of all other applicable jurisdictions.

4

(f) The Company has reserved no shares of Common Stock for issuance to officers, directors, employees, agents, and consultants pursuant to any Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company’s stockholders prior to the date of this Agreement (the “Equity Incentive Plan”). As of the date of this Agreement, no shares of Common Stock have been issued pursuant to restricted stock purchase agreements or Options granted under the Equity Incentive Plan, forty million (20,000,000) shares of Common Stock are subject to issuance but not currently available for issuance or reserved under outstanding and unexercised Options issued under warrant agreements for the Company’s Advisory Board (20,000,000 warrants issued at a strike price of $.01, 50,000,000 authorized) and strategic consultants (10,000,000 warrants issued at a strike price of $.005) (“Outstanding Options”), and no shares of Common Stock remain available for issuance pursuant to future grants under the Equity Incentive Plan. The Company has provided the Investor with a true and complete copy of the Equity Incentive Plan and all forms of awards and agreements used in connection therewith.

(g) None of the Company’s outstanding Common Stock and Preferred Stock, and none shares of the Company’s Common Stock underlying outstanding Options, and which may be issued upon conversion of Preferred Stock, are subject to a right a first refusal in favor of the Company upon any proposed transfer.

2.5 Issuance of Acquired Shares and Conversion Shares. The issuance, sale, and delivery of the Acquired Shares to the Investor[s] pursuant to the Investment Transaction and the issuance of shares of Common Stock upon conversion of the Acquired Shares (the “Conversion Shares”) have been duly authorized by all necessary corporate action on the part of the Company. The Company has not reserved any shares of Common Stock for issuance upon conversion of any of the outstanding Acquired Shares. The Acquired Shares, when issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement, and the Conversion Shares (none of which have been reserved for issuance), when issued and delivered upon conversion of the Acquired Shares in accordance with their terms and the Amended Articles, will be duly authorized and validly issued, fully paid and nonassessable, and the Investor will receive full ownership of the Acquired Shares and, when converted, the Conversion Shares, free and clear of any Liens, or preemptive or other similar rights, except those set forth in the Transaction Documents.

2.6 Financial Statements.

(a) Neither the Company nor any of the Company’s Subsidiaries has filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets, or made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts generally as the same become due.

2.7 Tax Matters. The Company has duly filed or caused to be filed in a timely manner (within applicable extension periods) all material Tax Returns and forms required to be filed by it and no material penalties or other charges are or will become due with respect to any of Tax Returns as the result of the late filing thereof. All Tax Returns are true and complete in all material respects. The Company (i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Company’s Tax Returns (without regard to whether or not such Taxes are shown as due on such Tax Returns), as well as all other Taxes, assessments, and governmental charges which have become due and payable, including, without limitation, all Taxes which the Company is obligated to withhold from amounts owing to employees, creditors, and third parties.

5

2.8 Permits; No Violations; and Compliance with Laws.

(a) The Company (i) is not in conflict with or in violation of any provision of its Articles of Incorporation or Bylaws, (ii) is not in conflict with or in violation or breach of, or in default under (with or without due notice or lapse of time or both) material loan or credit agreement, note, mortgage, indenture, deed of trust, lease, sublease, license, sublicense, agreement, Permit, concession, franchise, security interest, instrument of indebtedness, plan or other instrument, purchase order, or other agreement or Contract to which the Company or by which it is bound or to which its properties or assets are subject, (iii) is not in conflict with or in violation of any judgment, order, writ, or decree of any Governmental Entity to which it the Company is a party or by which it is bound, or, to the Knowledge of the Company, of any provision of any Laws of the United States and of all other jurisdictions applicable to the Company or any of its assets or properties, and any Governmental Entity in respect of the conduct of its business, and (iv) to the Knowledge of the Company, has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any material license, distribution or other agreement.

2.9 No Litigation. There is not now pending or, to the Knowledge of the Company, threatened in writing, any litigation, suit, claim, action, or proceeding, including, without limitation, arbitration proceeding, mediation, or other alternative dispute resolution proceeding, to which the Company is or will be a party (or, as applicable, to the Knowledge of the Company, any of its directors, officers or employees in their capacities as such is or will be a party) or by which its property or assets will or may be bound or affected in or before or by any Governmental Entity which: (a) is against the Company or any director, officer, or employee of the Company, including, without limitation, actions involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or actions allegedly proprietary to any of their prior employers or their obligations under any agreement with prior employers, (b) challenges or seeks to question the validity of the Investment Transaction or prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, (c) would be reasonably likely to threaten, impede, impair or adversely affect the obligation of the Company to consummate the transactions contemplated by the Agreement, or (d) which is reasonably likely to have a Material Adverse Effect on the Company. In addition to the foregoing, there is no judgment, decree, writ, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or, to the Knowledge of the Company, against any of its directors, officers, or employees which would affect the Company. The Company has not received any written notification of, and to the Knowledge of the Company, there is no, investigation by any Governmental Entity involving the Company or any of the Company’s Subsidiaries or any of their respective assets that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. There is no litigation, suit, claim, action, or proceeding by the Company pending or which the Company intends to initiate.

6

2.10 Intellectual Property Rights.

(a) The Company is the sole and exclusive owner of, or have a valid license or otherwise possess valid rights to use all Intellectual Property Rights necessary provide, produce, use, sell and license the services and products currently provided, produced, used, sold and licensed by the Company and to conduct the business of the Company as it is currently conducted, free and clear of all Liens.

(b) To the Knowledge of the Company, the conduct of the business of the Company as it is currently conducted and the products or services produced, sold or licensed by or under development by the Company does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party, or give rise to any obligations to any Person as a result of co-authorship, co-inventorship, or an express or implied contract for any use or transfer. There are no pending or, to the Knowledge of the Company, threatened any litigation, suit, claim, action, proceeding, hearing, investigation to demand that challenges the liability, validity, enforceability, or the use or ownership by the Company of any portion of the Intellectual Property Rights owned by the Company or, to the Knowledge of the Company, licensed to the Company. The Company has not received any written notice of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights, and the Company has not received any notice of claims of infringement or misappropriation of or other conflict with any Intellectual Property Right of any third party.

(c) The Company has valid Licenses for all software used in the conduct of the business of the Company as it is currently conducted and the Company has not been the subject of, or have been given notice of, any actual or proposed or threatened software license audit by the Business Software Alliance or any other entity, association or Person. None of the software necessary for the business of the Company is subject to an open source software license (including without limitation any GNU General Public License, Creative Commons License, or any similar open source license). Neither execution of this Agreement nor completion of the transaction contemplated herein will invalidate or violate any License or other agreement with respect to the Intellectual Property Rights owned or used by the Company or any confidentiality agreement or non-disclosure agreement or provision to which the Company is subject.

2.11 Employee Matters and Benefit Plans.

(a) Employment Matters. The Company is in material compliance with all applicable Laws relating to the employment and employment practices, including Laws regarding discrimination, harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification of, compensation paid to, and related withholding with respect to employees, leased employees, consultants, and independent contractors), leaves of absence, equal opportunity, reasonable accommodation of disabilities, occupational health and safety requirements, collective bargaining, workers’ compensation insurance and the payment of social security and other Taxes. The Company is not a party to, nor to the Knowledge of the Company is threatened with, any material litigation, action, suit, or proceeding by any current or former employee, including without limitation in respect to deferred salary, benefits or severance.

7

2.12 Related-Party Transactions. Except as set forth in Section 2.19 of the Disclosure Schedule:

(a) neither the Company nor any Company Subsidiary is indebted, directly or indirectly, to any directors, officers, employees or stockholders of the Company or any Company Subsidiary or to the Immediate Family Members of any such Person, or to any Affiliate of the foregoing, other than amounts payable in connection with advances of expenses incurred in the ordinary course of business or for employee benefits made available to all employees. None of the directors, officers, employees or stockholders of the Company or any Company Subsidiary or the Immediate Family Members of any such Person are indebted, directly or indirectly, to the Company or any Company Subsidiary.

(b) to the Knowledge of the Company, no employee, officer or director of the Company or any Company Subsidiary, or Immediate Family Members of such Person, or any Affiliate of the foregoing has any direct or indirect ownership interest in any firm or corporation with which the Company or any Company Subsidiary is affiliated or with which the Company or any Company Subsidiary has a business relationship or any firm or corporation that competes with the Company or any Company Subsidiary (other than the ownership of less than 2% of the common equity of publicly-traded companies that may compete with the Company or any Company Subsidiary).

(c) Other than the following: 1) further investment in Kanab Corp. (www.kanab.club), a social media Company targeting the global cannabis industry owned and 50% owned by 2050 Motors and 50% owned by our CEO, Vikram Grover, and 2) a planned investment in ERide Club Corp. (www.erideclub.com), an Internet platform targeting electric vehicle (“EV”) rentals, sales and services owned and under development by our Advisory Board Member Aldo Baiocchi, no employee, officer or director of the Company or any Company Subsidiary, or immediate family member of such Person, or any Affiliate of the foregoing (i) is directly or indirectly interested in any material Contract or proposed transaction with the Company or any Company Subsidiary, other than standard employment agreements, Options granted under the Equity Incentive Plan approved by the Board of Directors, and indemnification agreements with officers and directors of the Company approved by the Board of Directors (all of such approvals reflected in the written minutes of the Board of Directors previously provided to the Investor), or (ii) has a material relationship (including, without limitation, commercial, banking, industrial, legal, accounting, consulting, charitable or familial relationship) with any customer, service provider, supplier, licensee or licensor, or joint venture partner of the Company or any Company Subsidiary.

2.13 Environmental Matters.

(a) Except as disclosed, or as would not have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) to the Knowledge of the Company, no Hazardous Materials have been generated, transported, used, disposed, stored or treated by the Company or any Company Subsidiary and no Hazardous Materials have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in violation with any Environmental Law in, under, or affecting any current or previously owned or lease real properties of the Company, or any Participation Facility or any Owned Property of the Company; (ii) to the Knowledge of the Company, the Company and the operation of its business, and all of its current and previously owned or operated Participation Facilities and its Owned Properties are, and have been, in compliance in all material respects with all applicable Environmental Laws; and (iii) there is no suit, claim, action, or proceeding pending or, to the Knowledge of the Company, threatened before any Governmental Entity or other forum in which the Company, or any current or previously owned or operated Participation Facility or Owned Property has been or, to the Knowledge of the Company with respect to threatened proceedings, may be named as a defendant or a potentially responsible party (x) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (y) relating to the release into the environment of any Hazardous Material in violation of applicable Law, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company, or any of its Participation Facilities or Owned Properties (or the Company in respect of any Participation Facility or Owned Property).

8

2.14 Corporate Documents; Minute Book and Records. A copy of the minute books of the Company, which have been furnished or otherwise made available to the Investor, contains the minutes of all meetings (or written consents without a meeting) of the Board of Directors and of the stockholders of the Company since the Company’s date of incorporation, and accurately reflects (in all material respects) all actions by the Board of Directors and stockholders with respect to all transactions referred to in such minutes. The books of account, ledger, order books, records and documents of the Company, each of which have been furnished or otherwise made available to the Investor, accurately and completely reflect all material information relating to the business of the Company, the nature, acquisition, maintenance and, location and collection of each of, its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

2.15 Full Disclosure. The Company has made available or provided to the Investor all information reasonably available to the Company that the Investor have requested in connection with their decision whether to purchase the Acquired Shares, including certain of the Company’s projections describing the proposed business plan. No representation or warranty of the Company contained in this Agreement, the exhibits hereto, any certificate furnished at Closing or in the other Transaction Documents contain any untrue statement of a material fact nor, to the Knowledge of the Company, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

2.16 Certain Business Practices. Neither the Company or any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any Company Subsidiary acting on behalf of the Company or any Company Subsidiary has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity regarding the business of the Company or any Company Subsidiary, or (b) made, offered, promised, or authorized any unlawful payment or gift of any money or anything of value to or for the benefit of foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, in each case in violation of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). Neither the Company or any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any Company Subsidiary have made or authorized any bribe, payoff, kickback, payment for influence, rebate or other unlawful payment of funds or received or retained such funds in violation of any Law.

9

2.17 Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and regulations promulgated thereunder.

2.18 Qualified Small Business Stock. As of and immediately following the Closing, the Company meets and will meet all of the requirements for qualification as a “qualified small business” set forth in Section 1202(d) of the Code, including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company’s (and any predecessor’s) aggregate gross assets, as defined by Section 1202(d)(2) of the Code, at no time between the date of its incorporation and the Closing, have exceeded U.S. $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Section 1202(d)(3)of the Code, (iii) the Company has not made any purchases of its own stock described in Section 1202(c)(3)(B) of the Code during the one year period preceding the Closing, and (iv) the Company is an eligible corporation as defined by Section 1202(e)(4) of the Code; provided, however, that in no event shall the Company be liable to the Investor or any other party for damages arising from subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Section 1202 of the Code, unless the Company is grossly negligent or fraudulent in its determination.

2.19 Small Business Concern. The Company is a “small business concern” under the Small Business Investment Act of 1958 (the “Small Business Act”) as defined in Section 121.301 of Title 13 of the Code of Federal Regulations promulgated thereunder.

2.20 No Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3. Representations and Warranties of the Investor. The Investor, severally and not jointly, the Investor hereby represents and warrants to the Company as follows:

3.1 Authority; Due Execution.

(a) The Investor has all the requisite power and authority to execute and deliver, and to perform its obligations hereunder and to consummate the Investment Transaction contemplated by, this Agreement. The execution, delivery, and performance by each such Entity Investor of this Agreement and the other Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, including the Investment Transaction, have been duly and validly authorized by all necessary action on the part of the Entity Investor. This Agreement and other Transaction Documents to which they are a party have been duly executed and delivered by each such Entity Investor and, assuming valid authorization, execution and delivery hereof by the Company and each other Investors to this Agreement, each will constitute a legal, valid and binding obligation of such Equity Investor enforceable against it in accordance with its terms (except to the extent enforceability may be limited by the Bankruptcy and Equity Exceptions).

(b) The Investor has the full legal capacity to execute and deliver, and to perform its obligations hereunder and to consummate the Investment Transaction contemplated by this Agreement. This Agreement and the other Transaction Documents to which they are a party have been duly executed and delivered by the Investor and, assuming valid authorization, execution and delivery hereof by the Company, will constitute a legal, valid and binding obligation of such Investor enforceable against it in accordance with its terms (except to the extent enforceability may be limited by the Bankruptcy and Equity Exceptions).

10

3.2 No Conflict or Required Approvals. Neither the execution and delivery of this Agreement and the other Transaction Documents to which they are a party, nor the consummation by the Investor of Investment Transaction contemplated hereby, or compliance with any of the terms or provisions herein by the Investor will (a) if an Entity Investor, conflict with or violate any provision of, or require a Consent under such Entity Investor’s organizational, operating, and governance documents, (b) conflict with, violate, or constitute or result in a material breach of any term, condition, or provision of, or constitute a default (with or without due notice or lapse of time or both) under, or require a Consent pursuant to any of the terms, provisions, or conditions any credit agreement, note, indenture, lease, or other instrument to which such Investor or by which any of its properties or assets are subject bound, or (c) conflict with or violate any judgment, order, writ, injunction, decree of any Governmental Entity or material Law applicable to such Investor or any of its assets or properties is subject. No notice, registration, qualification, designation, declaration, or filing with, or the Consent or Permit of, or any action by any Governmental Entity is required on the part of an Investor in connection with the execution and delivery of this Agreement or the other Transaction Documents, or the consummation the Investment Transaction.

3.3 Investment Intent. Such Investor: (a) is the sole and true party in interest, and is acquiring its respective portion of the Acquired Shares, and will acquire the Conversion Shares upon conversion of such Acquired Shares, solely for its own account, not as a nominee or agent, for investment purposes only, and not with an intent or a view to the sale or distribution of any part thereof within the meaning of Section 2(a)(11) of the Securities Act, (b) does not have any present intent of making a Transfer of, granting a participation in, or otherwise distributing the Acquired Shares or any Conversion Shares (collectively, the “Securities”) in a manner contrary to the Securities Act or the securities Laws of any other applicable jurisdiction, (c) does not have any contract, undertaking, agreement, or arrangement with any Person to Transfer, grant any participation in, or otherwise distribute any of the Securities to such Person, and (d) does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause such Investor to need to sell the Securities, except in accordance with the terms of this Agreement and in compliance with all applicable federal and state securities Laws.

3.4 Restricted Securities; Transfer Restrictions.

(a) Such Investor affirms that it has been advised and understands that (i) none of the Securities have been registered under the Securities Act or registered or qualified under the securities Laws of any other jurisdiction and are being sold in reliance upon an exemption from registration under such Laws, (ii) such Investor may not Transfer the Securities unless they are subsequently registered and qualified under such Laws or, in the opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available, (iii) if an exemption from registration or qualification is available, it may be conditioned on various legal, procedural and other requirements which are outside of the Investor’s control and which the Company has no obligation and may not be able to satisfy, and (iv) such Investor is familiar with Rule 144 and Rule 144A as presently in effect and recognizes that in the future the Company may not satisfy the requirements which would permit it to sell the Securities pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

11

(b) Such Investor understands and acknowledges that only the Company can register the Securities under applicable securities Laws, and that the Company has no obligation to register or qualify the Securities under the Securities Act or the securities Laws of any other jurisdiction except as set forth in the Registration Rights Agreement.

3.5 Knowledge, Experience, and Financial Capability.

(a) Such Investor has sufficient knowledge and experience in financial and business matters and investing in companies similar to the Company so that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and understands and acknowledges that an investment in the Securities and the Company involves certain risks. Such Investor recognizes that no public market for the Securities exists and none is expected to develop and, as result, when considered in relation to the Transfer restrictions identified in Section 3.5 hereof, that an investment in the Securities may not be liquid and that such Investor must bear the economic risk of the investment indefinitely. Such Investor is a sophisticated investor and has carefully considered and evaluated the risks and benefits of an investment in the Securities and the Company and such Investor has taken full cognizance of, understands, and is willing to bear the risks related to the purchase of the Securities.

(b) Such Investor further represents that it has adequate means of providing for its current needs and possible contingencies, it can afford to bear the economic risk of holding the Securities for an indefinite period of time, it has no need for liquidity in its investment in the Securities, and it has the net worth sufficient to bear the risks of and to sustain a complete loss of such Investor’s entire investment in the Company. Such Investor has been represented by counsel and other advisors of its choosing.

3.6 Accredited Investor; Not a Bad Actor. Such Investor is: (a) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act, and (b) is not subject to any “bad actor” disqualification as set forth in Rule 506(d) of Regulation D or any similar disqualification provision that could adversely affect the Company’s reliance on any federal or state securities registration exemption or that could otherwise adversely affect the offering of the Securities.

3.7 Information Disclosed to Investor. Such Investor represents, acknowledges and confirms that prior to the sale of the Acquired Shares to such Investor pursuant to this Agreement, such Investor (a) has been given an the opportunity to ask questions of, and receive answers from, representatives of the Company concerning Company and the terms and conditions of the sale of the Acquired Shares by the Company to such Investor and (b) has been given the opportunity to obtain any additional information which such Investor deemed necessary to verify the accuracy of the information supplied to it. Such Investor confirms that it has been furnished with all such requested information and all questions asked by such Investor have been answered to its full satisfaction. Such Investor represents that in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company, or any of its officers and directors, or any of their attorneys or agents, except as specifically set forth herein or provided pursuant to this Section 3.8. Such Investor confirms that it is aware and understands that no federal or state agency has made any finding or determination as to the fairness of this offering nor has made any recommendation or endorsement of the Securities. None of the representations or warranties of the Investor in this Section 3.8 shall limit or modify the representations and warranties of the Company set forth in Section 2 hereof or the right of the Investors to rely thereon.

12

3.8 No General Solicitation. Such Investor represents and certifies that such Investor is not acquiring the Securities as a result of any form of “general solicitation” or “general advertising” as those terms are used in Rule 502(c) of Regulation D promulgated under the Securities Act.

3.9 Reliance on Investor’s Representations. Such Investor acknowledges and understands that the representations, warranties, and covenants contained in this Section 3 of the Agreement are being furnished, in part, and will be relied on by the Company in determining whether this offering of the Securities is exempt from registration under the Securities Act and the securities laws of all other applicable jurisdictions and, accordingly, confirms that all such statements contained herein are true, complete, and accurate as of the date hereof, and shall be true, accurate, and complete as of the date that this Agreement is executed and delivered, and shall survive the Closing. If any events occur or circumstances exist prior to the issuance of the Acquired Shares to such Investor which would make any of the representations, warranties, agreements, or other information of an Investor set forth herein untrue or inaccurate, such Investor agrees to immediately notify the Company in writing of such fact specifying which representations, warranties, or covenants are not true, correct, or accurate, and the reasons therefor.

3.10 Investor Source of Funds.

(a) Compliance with International Trade Control Laws and OFAC Regulations. Such Investor represents and warrants that such Investor is not now nor shall it be at any time hereafter an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity with whom a United States citizen, entity organized under the Laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States Law, executive orders and lists published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC “Specially Designated Nationals and Blocked Persons”) or otherwise. Neither such Investor nor any Person who owns an interest in the Investor, if an Entity (collectively, a “Purchaser Party”), is now nor shall be at any time hereafter a Person with whom a U.S. Person, including a “financial institution” as defined in 31 U.S.C. § 5312(a)(2) (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States Law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

13

(b) Investor’s Funds. Such Investor represents and warrants that such Investor has taken, and shall continue to take hereafter, such measures as are required by Law to assure that the funds used to pay to the Company any portion of the Aggregate Purchase Price are derived from: (i) transactions that do not violate United States Law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) permissible sources under United States Law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(c) Anti-Money Laundering Laws. Such Investor represents and warrants that neither such Investor nor any Person providing funds to the Investor: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws.

3.11 Foreign Investors. If such Investor is not a U.S. Person, such Investor hereby represents and warrants that it has satisfied the full observance of the Laws of its jurisdiction in connection with this Agreement and the other Transaction Documents and the subscription for the Acquired Shares, including, without limitation, the receipt of any Consents from or actions to be taken by any Governmental Entity in such jurisdiction required as a condition to the Investment Transaction and the satisfaction of any other applicable legal requirements within such jurisdiction for the purchase of the Acquired Shares. The subscription and payment by the Investors for, and the continued beneficial ownership of, the Securities will not violate any applicable securities of other Laws of the Investor’s jurisdiction.

3.12 No Litigation. There is not now pending or, to the Knowledge of such Investor, threatened, any material litigation, suit, claim, action, or proceeding, including, without limitation, arbitration proceeding, mediation, or other alternative dispute resolution proceeding, to which such Investor, is or will be a party or by which its property or assets will or may be bound or affected which (a) challenges or seeks to question, prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or (b) would be reasonably likely to threaten, impede, impair or adversely affect the obligation of such Investor to consummate the transactions contemplated by the Agreement.

Section 4. Additional Agreements.

4.1 Transfer Restrictions. The Investor hereby agrees that such Investor will not, directly or indirectly, Transfer or offer to Transfer any of the Securities, or any of its interests therein (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of the Securities), except in compliance with this Agreement and the Securities Act, the securities laws of all other applicable jurisdictions, and the rules and regulations promulgated thereunder.

14

4.2 Legends. The Investor confers full authority upon the Company to affix, when issued, appropriate legends relating to applicable Transfer restrictions to the face of the certificate or certificate representing the Securities or on any other document representing the Securities, including, without limitation, the following:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ALL OTHER APPLICABLE JURISDICTIONS UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.”

(b) any legend set forth in, or required by, the Other Transaction Documents and the securities Laws of any other applicable jurisdiction, if any.

4.3 Investor’s Indemnification Agreement. The Investor acknowledges that understands the meaning and legal consequences of the representations, warranties and covenants contained in Section 3 of this Agreement, especially as it relates to the reliance referenced in Section 3.10 hereof, and agrees to indemnify and hold harmless the Company and its agents, employees, and representatives from and against any and all losses (including reasonable attorney’s fees), damage or liabilities due to or arising out of any misrepresentations, misstatements, or omissions with respect to any of the representations or warranties, or a breach of any of the covenants or agreements, contained in this Agreement by the Investor.

4.4 Reservation of Conversion Shares. The Company hereby agrees that:

(a) As soon as practicable after bringing its SEC reporting current, it will make best efforts to have authorized and will reserve and keep available, solely for issuance and delivery to the holder of the Acquired Shares, that number of shares of its Common Stock (or other securities and property) that may be required from time to time for issuance and delivery of the upon conversion of the Acquired Shares.

(b) it shall take all necessary steps to ensure that the Conversion Shares, when issued in accordance with this Agreement, shall be duly and validly issued, shall be fully paid and nonassessable, free and clear of any Liens of any kind whatsoever, and free from all preemptive rights of any security holders of the Company.

(c) it shall take all action as may be necessary to assure that such Conversion Shares (and any other securities and property) may be issued and delivered as provided herein and as set forth in the Amended Articles without violation of any applicable Law, or of any requirements, of any domestic securities exchange or inter dealer quotation system upon which the Common Stock may then be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities Laws.

15

4.5 Information Rights.

(a) The Company covenants and agrees with the Investor that for so long as the Investor continues to own beneficially any shares of Series B Preferred Stock or associated Conversion Shares (subject to adjustment to reflect stock splits, stock dividends, and other combinations or subdivisions of the Series B Preferred Stock or the Common Stock), the Company shall (i) permit such Investor to visit and inspect the properties of the Company and to discuss the Company’s business and finances with officers of the Company, in each case during normal business hours following reasonable notice, which right may be exercised through any agent or employee of such Investor designated by it or by a certified public accountant designated by such Investor and (ii) promptly upon request, furnish to such Investor such other information bearing on the financial condition and operations of the Company as the Investor may from time to time reasonably request; provided, however, that in each case the Company shall not be obligated pursuant to this Section 4.5(a) to provide access to any information that the Company reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b) The Company covenants and agrees with the Investor that for so long as the Investor continues to own beneficially or of record any shares of Series B Preferred Stock or associated Conversion Shares (subject to adjustment to reflect stock splits, stock dividends, and other combinations or subdivisions of the Series B Preferred Stock or the Common Stock), the Company shall provide to such Investor its public SEC filings and any other publicly available information, including quarterly and annual reports under Forms 10-Q and 10-K.

(i) a certificate of compliance at the time of delivery of each monthly and annual statement, executed by the chief financial officer (or other financial manager or controller) in the case of monthly statements, stating that such officer has caused this Agreement and the terms of the Series B Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the terms of the Series B Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

(ii) notice of changes that are reasonably likely to have a Material Adverse Effect promptly after the Company obtains knowledge thereof;

(iii) promptly after the Company’s Knowledge thereof, notice of all material any litigation, suit, claim, action, or proceeding, including, without limitation, arbitration proceeding, mediation, or other alternative dispute resolution proceeding, before any Governmental Entity to which the Company is a party;

(iv) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

(c) Except as otherwise agreed to by the Company, all information received by such Investor with respect to the Company pursuant to this Section 4.5 shall be subject to, the Investor shall be bound by, the terms of confidentiality by and between the Company and the Investor to be signed under separate cover if required.

4.6 Books and Records. The Company shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with GAAP applied on a basis consistent with prior periods.

16

4.7 Further Assurances. On or after the Closing, each of the parties shall execute and deliver, or cause to be executed and delivered, such further documents, certificates, and instruments and to perform such further acts as may be reasonably required to issue and convey the Securities to the Investors, all on terms contained herein, and otherwise to comply with the terms of this Agreement and consummate the transactions herein provided.

Section 5. Conditions to the Obligations of the Purchaser at the Closing. The obligation of the Investor to purchase the Acquired Shares at the Closing is subject to the fulfillment, or the waiver by the Investor, of each of the following conditions on or before the Closing Date.

5.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of that date.

5.2 Performance. The Company shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

5.3 No Litigation. There shall be no action, suit or proceeding pending, or, to the Knowledge of the Company, threatened, which (a) seeks to restrain, enjoin, or prevent the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, (b) challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by this Agreement or the other Transaction Documents, (c) affects adversely the right of the Investor to acquire the Acquired Shares, or (d) affects adversely the business, assets, properties, operation (financial or otherwise), or prospects of the Company (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

5.4 No Material Adverse Change. Since the Balance Sheet Date, there shall have been no change in the financial condition, results of operations, business, business prospects, personnel, assets, or liabilities (whether contingent or absolute, matured or unmatured, known or otherwise) of the Company which has or may cause a Material Adverse Effect.

5.5 Compliance Certificate. The Company shall deliver to the Investor a certificate, executed by the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, certifying the fulfillment of the conditions specified in Section 5.1 through 5.4 of this Agreement.

5.6 Qualifications. All material notices, registrations, qualifications, designations, declarations, or filings with, Consents or Permits of, or any action by any Governmental Entity of the United States or of any other jurisdiction that are required prior to the Closing in connection with the lawful issuance and sale of the Acquired Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.7 Amended Articles. The Company shall have filed the Amended Certificate of Determination or relevant documents for this Offering with the Secretary of State of the State of California (“State Secretary”) on Closing or as soon as practicable, which shall continue to be in full force and effect as of the Closing.

17

5.8 Secretary Certificate and Documents. The Company shall have delivered to the Investor a certificate of the Secretary of the Company, certifying: (a) the Articles of Incorporation of the Company, as amended and restated by the Amended Articles, certified by the State Secretary, (b) the Bylaws of the Company as of the Closing, (c) resolutions or written consents of the Board of Directors of the Company evidencing the taking of all corporate action necessary to authorize and approve the execution and delivery of the Transaction Documents, and the transactions contemplated under the Transaction Documents, including the consummation of the Investment Transaction, (d) resolutions or written consents of the stockholders of the Company, if required, approving the Amended Articles, (e) certificates, as of a recent date, as to the corporate good standing of the Company issued by the State Secretary, and as to the corporate good standing and qualification as a foreign corporation of the Company issued by the Secretary of State of each jurisdiction in which the nature of the business transacted by it or the character or location of its properties requires such qualification, and (f) the incumbency of each individual authorized to sign, in the name and on behalf of the Company, this Agreement and the other Transaction Documents.

5.9 Stockholders Agreement. The Company and each stockholder of the Company listed on a separate stockholders’ agreement shall have executed and delivered the Stockholders Agreement. As a condition to the Closing, the Stockholders Agreement must be executed by the number of stockholders of the Company (i) necessary to amend that certain Stockholders’ Agreement, dated August 26, 2019 and (ii) representing at least 80% of the voting power of the Company following the Closing.

5.10 Stockholder Rights. The Company shall have obtained enforceable waivers or shall have fully satisfied (including, without limitation, timely notification) in respect of any rights of first refusal, preemptive rights, and similar rights directly or indirectly affecting any of its securities.

5.11 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

Section 6. Condition to the Obligations of the Company. The obligations of the Company to issue, sell, and deliver the Acquired Shares to the Investor at the Closing are subject to fulfillment, or the waiver by the Company, of each of the following conditions on or before the Closing Date:

6.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Investor contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of that date.

18

6.2 Performance. The Investor shall have performed and complied, in all material respects, with all covenants, agreements and conditions contained in the Agreement required to be performed or complied with by the Investor prior to or at the Closing.

6.3 No Litigation. There shall be no action, suit, investigation or proceeding pending, or to the Knowledge of any of the Investor threatened, which (a) seeks to restrain, enjoin, or prevent the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, (b) challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

6.4 Qualifications. All material notices, registrations, qualifications, designations, declarations, or filings with, Consents or Permits of, or any action by any Governmental Entity of the United States or of any other jurisdiction that are required prior to the Closing in connection with the lawful issuance and sale of the Acquired Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.5 Stockholders Agreement. The Investor shall have executed and delivered the Stockholders Agreement.

6.6 Registration Rights Agreement. Not applicable.

6.7 Payment of Purchase Price. Th Investor shall have paid to the Company the Aggregate Purchase Price for the Acquired Shares as set forth in Section 1.3 of this Agreement.

Section 7. General Provisions.

7.1 Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) a Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person, and (ii) an “associate” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement. For purposes of this definition, the term “control” (including the term “controlling,” “controlled by” and “under common control,” or correlative terms) means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether as an officer or director, through the ownership of voting securities, by contract or otherwise.

“Anti-Money Laundering Laws” shall mean Laws and sanctions, state and federal, criminal and civil, that: (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (iii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. §§ 1956 and 1957.

19

“Board of Directors” or “Board” means the board of directors of the Company.

“Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in the State of California are authorized or required by Law or executive order to close.

“Bylaws” means, unless the context otherwise requires, the bylaws of the Company, as amended through and in effect on the Closing Date.

“Consent” shall mean any consent, order, approval, authorization, clearance, exemption, exception, waiver, ratification, or similar affirmation by any Person.

“Contract” means any oral or written agreement, contract, debenture, note, bond, mortgage, license, instrument, franchise or other obligation, commitment, arrangement or understanding.

“Employee Benefit Plan” means employee benefit plan, agreement or arrangement that is a pension, profit-sharing, post-retirement, supplemental retirement, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life, Section 125 of the Code “cafeteria” or “flexible” benefit, employee loan, education assistance or fringe benefit plan, whether written or oral, including, without limitation, any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, inclusive of any “employee pension benefit plan” as defined in Section 3(2) of ERISA, and any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), any “multi-employer plan” (as defined in Section 3(37) of ERISA), or other Contracts or employee benefit plan, whether or not subject to ERISA and whether or not funded, to which Company is a party, for the benefit of any current or former employee, director, officer, consultant or independent contractor of the Company have any present or future rights to benefits, or with respect to which Company or any of its ERISA Affiliates has any current or future liability or which are maintained, contributed to or sponsored by Company.

“Environmental Laws” means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state, local, and foreign agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

20

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with Seller, as defined in Section 414 of the Code.

“Hazardous Materials” means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil and (specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Governmental Entities and any polychlorinated biphenyls).

“Immediate Family Member” means a Person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law

“Intellectual Property” means all of the following: (i) U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same jurisdiction, including any extension, modification or renewal of any such registration or application (the “Trademarks”); (ii) issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations in part, continuing prosecution applications, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom or from which priority may be claimed, utility models, patents of importation or confirmation, certificates of invention and like statutory rights (the “Patents”); (iii) U.S. and foreign registered and unregistered copyrights (including any work of authorship in which copyright does or may subsist under the law of any jurisdiction), rights of publicity, database rights and moral rights in both published works and unpublished works and all registrations and applications to register the same (the “Copyrights”); (iv) U.S. and foreign rights in any semiconductor chip product works or “mask works” as such term is defined in 17 U.S.C. § 901, et seq., and any registrations or applications therefor (the “Mask Works”); (v) all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, technology, inventions, and business information and other confidential information, and rights to limit the use or disclosure thereof by a Third party, including such rights in inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; know-how, customer lists, technical information, proprietary information, technologies, processes and formulae, software, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically or otherwise (the “Trade Secrets”); all licenses and agreements pursuant to which the Company or any of the Company’s Subsidiaries has acquired rights in or to any Trademarks, Patents, Copyrights or Mask Works, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing (the “Licenses”); (vi) all United States and foreign Internet domain name applications and registrations, social media identifiers, and advertising keyword rights owned or used by the Company or any of the Company’s Subsidiaries or otherwise used in conjunction with the business of the Company or any of the Company’s Subsidiaries (the “Domains”); and (vii) any similar intellectual property or proprietary rights similar to any of the foregoing, licenses, immunities, covenants not to sue and the like relating to the foregoing, and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

21

“Knowledge” means (i) with respect to a Stockholder, the knowledge of the Shareholder that is obtained or would have been obtained after reasonable investigation, (ii) with respect to the Company, all matters known or that should have been known by the chief executive officer, chief financial officer, and each of the other executive officers of the Company after reasonable investigation, and (iii) with respect to the Investor, the actual knowledge of the Investor.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, properties, liabilities, or business, including those promulgated, interpreted, or enforced by any Governmental Entity.

“Liens” shall mean all liens, encumbrances, charges, pledges, claims, security interests, equities, options, warrants, rights to purchase or acquire, and other defects in title.

“Material Adverse Effect” means any change, effect, event, occurrence, or state of facts (each, an “Event”) which individually, or together with other changes, effects, events, occurrences, or states of facts, that has, or would be reasonably expected to, materially and adversely affect: (a) the Company’s ability to consummate Investment Transaction without material delay, or (b) the financial condition, business, properties, assets, operations, results of operations, or prospects of the Company and its Subsidiaries, taken as a whole[; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (i) any Event resulting from general economic or political conditions or generally affecting financial, credit, foreign exchange, securities or capital markets (including changes in interest rates or exchange rates), including any disruption thereof, in the United States or elsewhere in the world market, (ii) any Events affecting in the general conditions in the industry of such Person and its Subsidiaries, taken as a whole, and (iii) any Events resulting from business conditions in the United States generally or in the geographic regions in which the Company or its Subsidiaries operate.

“Owned Properties” means any property owned, leased, or operated by the Company or in which the Company holds a security or other interest (including an interest in a fiduciary capacity) and, when required by the context, this term also includes the owner or operation of such property, but only with respect to such property.

“Participation Facilities” means any facility or property in which the Company participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

“Permitted Liens” means (i) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount, or extent and which do not materially detract from the value or interfere with the contemplated use of assets subject thereto or affected thereby, (ii) mechanics’, materialmen’s, carrier’s, warehousemen’s, landlord’s and similar Liens securing obligations not yet delinquent, and (iii) Liens for current Taxes not yet due and payable.

22

“Permits” shall mean all permits, licenses, variances, certificates, filings, franchises, notices, rights, and Consents of and from all Governmental Entities.

“Person” shall mean an individual, corporation, general partnership, limited partnership, joint venture, limited liability company, limited liability partnership, unincorporated organization, business trust, association, corporations, or other entity.

“Subsidiaries” or “Subsidiary” means all corporations, limited liability companies, limited partnerships, and other entities in which the entity in question owns or controls 50% or more of the outstanding equity or voting securities or interests either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity or voting securities or interests are owned directly or indirectly by such entity in question.

“Taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, stamp, occupation, property, or other taxes, fees, assessments or other charges imposed by a Governmental Authority, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term “tax” means any of the foregoing taxes.

“Tax Return” means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to withholding and other payments to third parties.

“Transfer” shall be construed broadly and shall include to mean, in the context of a transfer of any of the Securities, any sale, assignment, participation, gift, bequest, distribution, exchange, pledge, hypothecation, placement of a lien thereon or a grant of a security interest therein or other encumbrances thereon, judicial attachment, contribution to a trust or other Person, or other transfer or disposition (voluntarily or involuntarily, by operation of law or otherwise, and whether as security or otherwise) by a holder of all or a portion of its Securities or any right or interest therein. For purposes of this definition, a “Transfer” shall include the sale, assignment, participation, gift, bequest, distribution, exchange, pledge, hypothecation, placement of a lien thereon or a grant of a security interest therein or other encumbrances thereon, judicial attachment, contribution to a trust or other Person, or other transfer or disposition (voluntarily or involuntarily, by operation of law or otherwise, and whether as security or otherwise) of a controlling equity interest in any Person which owns of record any of the Securities.

“Transaction Documents” means, collectively, this Agreement, the Amended Articles, and the Stockholders Agreement.

23

(b) The following terms shall have the meanings ascribed thereto in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Aggregate Purchase Price	1.2
Amended Articles	1.1
Acquired Shares	1.2
Balance Sheet Date	2.7(a)
Bankruptcy and Equity Exceptions	2.2
Closing	1.5
Closing Date	1.5
Code	2.10
Common Stock	2.4(a)
Company	Preamble
Company Assets	2.11
Conversion Shares	2.5
Disclosure Schedule	Section 2
Entity Investor	3.1
Equity Incentive Plan	2.4(d)
Existing Stockholders	Preamble
FCPA	2.24
Financial Institution	3.11(a)
Financial Statements	2.7(a)
Founders	Preamble
GAAP	2.7(b)
Governmental Entity	2.3(a)
Investment Transaction	Recitals
Investor[s]	Preamble
Non-Competition Agreement	2.18(c)
OFAC	3.11(a)
Offering Memorandum	2.23(a)
Options	2.4(e)
Outstanding Plan Options	2.4(d)
Per Share Price	1.2
PIIA Agreement	2.18(c)
Preferred Stock	2.4(a)
Purchaser Party	3.11(a)
Registration Rights Agreement	Recitals
Securities	3.4
Securities Act	2.3(b)
Series A Preferred Stock	2.4(a)
Series B Preferred Stock	Recitals
Small Business Act	2.27
Specially Designated Nationals and Blocked Persons	3.11(a)
State Secretary	5.7
Stockholders Agreement	Recitals
U.S. Person	3.11(a)

(c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

24

7.2 Survival of Representations. Unless otherwise set forth in this Agreement, the representations, warranties, and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Investor. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing.

7.3 Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated herein are consummated, each party hereto shall bear and pay its own fees, costs and expenses incident to preparing, entering into and carrying out this Agreement and to consummating the transactions contemplated hereby. Notwithstanding the foregoing, the Company agrees to pay the reasonable fees and expenses of counsel for the Investor.

7.4 No Brokers or Finders. The Company, and the Investor (a) each represent and warrant to the other party hereto that he or it has neither retained a finder or broker nor is or will be obligated for any finder’s fees or commissions, in connection with the transactions contemplated by this Agreement, and (b) each agree that they will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying party.

7.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

7.6 Entire Agreement. This Agreement, which includes the Disclosure Schedule and exhibits hereto, together with the other Transaction Documents, constitutes the entire agreement among the parties hereto with respect the subject matter hereof, and supersedes all prior arrangements or understandings with respect to the subject matter hereof between the parties, both written and oral.

7.7 Amendment and Modification. Except as otherwise expressly set forth in this Agreement, subject to the corporation laws of the State of California, any term of this Agreement may be amended, modified, or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and (a) the holders of at least 80% of the then-outstanding Series B Preferred Stock, or (b) for any amendment, modification, termination or waiver effected prior to the Closing, Investor obligated to purchase 80% of the Series B Preferred Stock to be issued at such Closing. Any amendment, modification, termination or waiver effected in accordance with this Section 7.7 shall be binding upon the Investor, each transferee of the Securities even if they do not execute such consent, and each future holder of the Securities, and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

25

7.8 Successors and Assigns. This terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor’s rights to purchase the Acquired Shares shall not be assignable except to its Subsidiaries, parent, or Affiliates.

7.9 Notices. All notices or other communications given or made pursuant to this Agreement shall be in writing and shall be (a) delivered by registered or certified mail, return receipt requested, postage prepaid, (b) by expedited mail or package delivery service guaranteeing next Business Day delivery, (or, for international deliveries, the earliest Business Day that such delivery service can guarantee delivery if so requested and paid for), or (c) delivered personally, by hand, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder):

If to Company:

2050 Motors, Inc.

c/o Registered Agents Inc.

1267 Willis St. Suite 200

Redding, CA 96001

with a copy to:

2050 Motors, Inc.

25 N River Lane Suite 2050

Geneva, IL 60134

If to Investors:

Vikram Grover

2810 Bristol Dr. Unit 309

Geneva, IL 60532

Any notice or other communications to be given or that may be given pursuant to this Agreement shall be deemed to have been given: (x) three calendar days after the deposit of such notice or communication in the United States Mail, registered or certified, return receipt requested, with proper postage affixed thereto; (y) on the first Business Day after depositing such notice of communication with Federal Express, Express Mail, or other expedited mail or package delivery service guaranteeing delivery no later than the next Business Day if next Business Day delivery service has been requested and paid for (or on such Business Day as such delivery service has been requested, guaranteed, and paid for); or (z) upon delivery if hand delivered or telecopied to the appropriate address and Person as provided hereinabove or to the Person to whose attention the notice is to be given to the other parties in the manner set forth in this Section 7.9.

26

7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law principles thereof that would result in the application of the Laws of any other jurisdiction.

7.11 Jurisdiction; Venue. Any action, litigation, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought solely in federal or state courts of competent jurisdiction in the courts of the State of California located in a venue to be mutually determined by both parties and/or their counsel(s) or, if it has or can acquire jurisdiction, in the United States District Court for the Central District, and each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, litigation, suit or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action, litigation, suit or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. Process in any action or proceeding referred to in the first sentence of this Section 7.11 may be served on any party anywhere in the world.

7.12 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.13 Attorney Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any Transaction Document, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.14 No Commitment for Additional Financing. The Company acknowledges and agrees that the Investor has not made any representation, warranty, undertaking, commitment or agreement to provide or assist the Company in obtaining any investment, financing or other capital raising activities other than the purchase of the Acquired Shares pursuant to the terms and conditions of this Agreement. No obligation, agreement, or obligation to provide or assist the Company in obtaining any investment, financing or other capital raising activities will created only by a written definitive agreement executed and delivered by the Investor and the Company, and any such agreement will be binding only on those Investors executing such agreement.

7.15 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

7.16 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A party may deliver this Agreement by transmitting a facsimile or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like) to the other party, which facsimile or other electronic signature shall be deemed an original for all purposes.

[Remainder of Page Intentionally Blank. Signatures on Next Page.]

27

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer(s) thereunto duly authorized, all as of the date first written above.

2050 motors, inc.

By:
Name:	Vikram Grover
Title:	CEO

Signature Page to Securities Purchase Agreement Page 1 of 2

VIKRAM GROVER

By:
Name:	Vikram Grover
Title:	Investor

Signature Page to Securities Purchase Agreement Page 2 of 2